SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)    May 14, 1999 (May 10, 1999)
                                                 -------------------------------

                              UTILICORP UNITED INC.
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             (Exact name of registrant as specified in its charter)


    DELAWARE                       1-3562                       44-0541877
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(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)           File Number)               Identification No.)


20 West 9th Street, Kansas City, Missouri                       64105
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code        (816) 421-6600
                                                   -----------------------------



                                 Not applicable
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          (Former name or former address, if changed since last report)



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Item 5:  OTHER EVENTS.


         UtiliCorp United Inc., a Delaware corporation ("UtiliCorp"), and The Empire District Electric Company, a Kansas corporation ("Empire"), have entered into an Agreement and Plan of Merger, dated as of May 10, 1999 (the "Merger Agreement"), which provides for a merger of Empire with and into UtiliCorp, with UtiliCorp being the surviving corporation (the "Merger"). Under the terms of the Merger Agreement, UtiliCorp is offering $29.50 for each share of Common Stock of Empire, payable in UtiliCorp common stock or cash. UtiliCorp also will assume approximately $260 million of existing debt of Empire, including its first mortgage bonds. The Merger Agreement contains a collar provision under which the value of the merger consideration per share will decrease if UtiliCorp's common stock is below $22 per share preceding the closing and will increase if UtiliCorp's common stock is above $26 per share preceding the closing. Stockholders of Empire may elect to take cash or stock, but total cash paid to stockholders will be limited to no more than 50% of the total Merger consideration, and the UtiliCorp common stock that may be issued in the Merger is limited to 19.9% of the then outstanding common stock of UtiliCorp.

          The Merger, which was unanimously approved by the Boards of Directors of the constituent companies, is expected to close after all of the conditions to the consummation of the Merger are met or waived. The Merger is conditioned, among other things, upon approval of stockholders of Empire, approvals of federal regulatory agencies and approvals of certain state regulatory authorities in states where the combined company will operate. Other conditions in the Merger Agreement require Empire to redeem all of its outstanding preferred stock (approximately $33 million) according to its terms prior to the closing and to obtain the consent of holders of its outstanding first mortgage bonds to a modification of a dividend limitation provision relating to successor corporations which is contained in Empire's Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944, as amended and supplemented, pursuant to which its first mortgage bonds are issued.

         The Merger Agreement and the press release issued in connection therewith are filed as exhibits to this report and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and are qualified in its entirety by the provisions of the Merger Agreement.

Item 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS. The following exhibits are filed herewith:

          (2)(a) Agreement and Plan of Merger, dated as of May 10, 1999, by and between UtiliCorp United Inc. and The Empire District Electric Company.

          (99)(a) Form of Joint Press Release of UtiliCorp United Inc. and The Empire District Electric Company dated May 11, 1999.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 14, 1999
                                       UTILICORP UNITED INC.


                                       By: /s/ Dale J. Wolf
                                       Name:  Dale J. Wolf
                                       Title: Vice President, Finance,
                                              Treasurer and Corporate Secretary

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

  (2)(a) Agreement and Plan of Merger, dated as of May 10, 1999, by and between UtiliCorp United Inc. and The Empire District Electric Company.

  (99)(a) Form of Joint Press Release of UtiliCorp United Inc. and The Empire District Electric Company dated May 11, 1999.